Exhibit 10.62

KAYAK SOFTWARE CORPORATION

2012 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of            , 20  , between KAYAK Software Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”).

1. Grant of Option. Pursuant and subject to the Company’s 2012 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the class of common stock, par value $.001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee

Class of Stock	[Class A Common Stock]/[Class B Common Stock]

Number of Shares

Exercise Price Per Share

Grant Date

Expiration Date

2. Character of Option. This Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3. Expiration of Option. This Option shall expire at 5:00 p.m. Eastern Time on Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a) If the termination of your employment or other association is on account of your death or disability, the first anniversary of the date your employment or other association ends.

(b) If the termination of your employment or other association is due to any other reason, three (3) months after your employment or other association ends.

(c) If the Company terminates your employment or other association for Cause, or at the termination of your employment or other association the Company had grounds to terminate your employment or other association for Cause (whether then or thereafter determined), immediately upon the termination of your employment or other association.

4. Exercise of Option.

(a) Until this Option expires, you may exercise it as to the number of Optioned Shares identified in the table below, in full or in part, at any time on or after the applicable exercise date or dates identified in the table. However, during any period that this Option remains outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other association. The procedure for exercising this Option is described in Section 7.1(e) of the Plan.

Number of Shares in Each Installment	Initial Exercise Date for Shares in Installment

5. Transfer of Option. You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

[6. Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, you shall be treated as agent and attorney-in-fact for that interest held or claimed by your spouse with respect to this Option and any Optioned Shares and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option and (following exercise) any such Optioned Shares. This appointment is coupled with an interest and is irrevocable.]1

[7]. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 of the Plan (Settlement of Awards).

[8]. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

[1]	Inclusion for grants to California residents (and residents to other states with community property rules).

[9]. Tax Consequences. The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

KAYAK Software Corporation

By:
Signature of Optionee

Title:

Optionee’s Address: